EXHIBIT 10.1
AMENDMENT OF
2008 AMENDED AND RESTATED ACCO BRANDS CORPORATION
SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, the Company sponsors the 2008 Amended and Restated ACCO Brands Corporation Supplemental Retirement Plan (the “SRP”);

WHEREAS, the Company may amend the Plan at any time; and

WHEREAS, in connection with the freeze of the ACCO Brands Corporation Pension Plan for Salaried and Certain Hourly Paid Employees, the Company deems it appropriate to amend the SRP to freeze all future benefit accruals effective March 7, 2009.

NOW, THEREFORE, the Company amends the SRP, effective the date hereof, as follows:

1.    Capitalized terms not defined herein shall have the meaning as defined under the Plan.

2.    Section 3(g) shall be added to Section 3, to immediately follow Section 3(f), as follows:

“(g)         Anything herein to the contrary notwithstanding, the Plan is frozen effective March 7, 2009, and accordingly:

(i)    No Participant shall accrue any supplemental annual retirement benefit (or pre-retirement survivor annuity benefit that may be payable thereon) on and after March 7, 2009;

(ii)    No compensation increases earned by a Participant on and after March 7, 2009 shall be taken into account to determine the amount of any accrued benefit due and owing to any Participant on and after March 7, 2009; and

(iii)    No service of any Participant shall be taken into account for purposes of benefit accruals on and after March 7, 2009 in determining the amount of the Participant’s accrued benefit under the Plan;

provided, that Participants shall continue to earn vesting service for the purposes of determining the Participant’s entitlement to a nonforfeitable benefit upon retirement or other severance of employment under the Plan after March 7, 2009.”

3.    Section 2(f), the definition of Eligible Employee, is amended by adding, immediately following the last sentence thereof, the following sentence:

“Anything herein to the contrary notwithstanding, no person, who is not a Participant, shall become an Eligible Employee after March 6, 2009.”

WHEREFORE, the Company has caused this Amendment to be executed by a duly authorized officer as of this 20th day of January, 2009.

ACCO BRANDS CORPORATION

By:	/s/ Steven Rubin
Its:	Senior Vice President,
Secretary & General Counsel